                          77(D)(E)
              Morgan Stanley Special Value Fund

As  a  non-fundamental policy, the Fund will not  invest  in
other   investment   companies  in  reliance   on   Sections
12(d)(1)(F),  12(d)(1)(G) or 12(d)(1)(J) of  the  Investment
Company Act.